SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                   WNC CALIFORNIA HOUSING TAX CREDITS II, L.P.
                   -------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

            ------------------------------
        2)  Aggregate number of securities to which transaction applies:

            ------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ------------------------------
        4) Proposed maximum aggregate value of transaction:

           ------------------------------
        5) Total fee paid:

           ------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
        2) Form, Schedule or Registration Statement No.:
        3) Filing Party:
        4) Dated Filed:

                   WNC CALIFORNIA HOUSING TAX CREDITS II, L.P.

                 NOTICE OF EXTENSION TO SUBMIT WRITTEN CONSENTS

                                 August 3, 2007

To the Limited Partners of WNC California Housing Tax Credits II, L.P.

Only 18 days remain for the limited partners (the "Limited Partners") of WNC California Housing Tax Credits II, L.P. (the "Partnership") to submit their consent to approve or disapprove an amendment to the Partnership's Agreement of Limited Partnership as outlined in the Consent Solicitation Statement and accompanying information dated July 20, 2007.

The Consent Solicitation Statement, the accompanying Notice for Action by Written Consent of Limited Partners and the consent card were first sent or given to Limited Partners on or about July 20, 2007.

In accordance with the Consent Solicitation Statement the General Partner elects to extend the Action Date of August 21, 2007 for one week. Therefore, all consents must be received by 5:00 PM Pacific Time on August 28, 2007. If the amendment is approved by the Limited Partners holding a majority of Units, the General Partner will pursue the sale of the apartment community owned by Ukiah Terrace, a California Limited Partnership ("Ukiah Terrace").

The General Partner recommends approval of the amendment to the Partnership Agreement. The General Partner makes this recommendation for reasons explained in further detail in the Consent Solicitation Statement including that Ukiah Terrace no longer generates low income housing tax credits, the sale may allow Limited Partners to use their unused passive losses to offset the gain from the sale, maintenance and administrative expenses associated with an aging apartment community will continue to increase and the permanent financing for Ukiah Terrace has a prepayment restriction that prohibits refinancing.

YOUR VOTE IS VERY IMPORTANT. FAILURE TO VOTE YOUR CONSENT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AMENDMENT.

For a complete description of the proposed amendment and reasons for our recommendation in favor of the amendment, please see our Consent Solicitation Statement dated July 20, 2007, filed as a definitive proxy statement with the Securities Exchange Commission. The Consent Solicitation Statement may be accessed on the Internet through the SEC's web site at http://www.sec.gov, and is available in paper form to Limited Partners without charge upon written request to WNC's Investors Services, 17782 Sky Park Circle, Irvine, California 92614 or by calling WNC Investor Services toll free at 1-800-286-1135 x187.

In addition, if you have any questions or require assistance in completing or submitting your consent card, or if you have lost the consent form, please call WNC Investor Services toll free at 1-800-286-1135 x187.

DATED at Irvine, California this 3rd day of August, 2007.

WNC Tax Credit Partners, L.P.,
General Partner